ARTICLES OF INCORPORATION

                                       OF

                            INVESCO VARIABLE FUNDS, INC.


     THIS IS TO CERTIFY to the Maryland State Department of Assessments that the undersigned, Dan J. Hesser, whose post office address is 7800 E. Union Avenue, Suite 800, Denver, Colorado 80237, and being at least 18 years of age, does hereby declare that he is an incorporator intending to form a corporation under and by virtue of the general laws of the State of Maryland authorizing the formation of corporations.

                                   ARTICLE I

                                  NAME AND TERM

     The name of the corporation is INVESCO Variable Funds, Inc. The corporation shall have perpetual existence.

                                   ARTICLE II

                               POWERS AND PURPOSES

      The nature of the business and the objects and purposes to be transacted, promoted and carried on by the corporation are as follows:

      1. To engage in the business of an incorporated investment company of open-end management type and to engage in all legally permissible activities and operations usual, customary, or necessary in connection therewith.

      2.    In  general,   to  engage  in  any other  business  permitted  to
            corporations by the laws of the State of Maryland and to have and exercise all powers conferred upon or permitted to corporations by the Maryland General Corporation Law and any other laws of the State of Maryland; provided, however, that the corporation shall be restricted from engaging in any activities or taking any actions which would preclude its compliance with applicable provisions of the Investment Company Act of 1940, as amended, applicable to open-end management type investment companies or applicable rules promulgated thereunder.

                                   ARTICLE III

                                  CAPITALIZATION

     Section 1. The aggregate number of shares the corporation shall have the authority to issue is five hundred million (500,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share. The aggregate par value of all shares which the corporation shall have the authority to issue is five million dollars ($5,000,000). Such stock may be issued as full shares or as fractional shares.

      In the exercise of the powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors initially designates two classes of shares of Common Stock of the corporation, to be designated as the Industrial Income Fund and the Total Return Fund, respectively. Initially, one hundred million (100,000,000) shares of the corporation's Common Stock are classified as and are allocated to each such designated class.

     Unless otherwise prohibited by law, so long as the corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares which the corporation is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.

      Section 2. No holder of stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any shares of the capital stock of the corporation which it may issue or sell, whether out of the number of shares authorized by these articles of incorporation, or out of any shares of the capital stock of the corporation acquired by it after the issue thereof.

      Section 3. The corporation is authorized to issue its stock in one or more series or one or more classes of shares, and, subject to the requirements of the Investment Company Act of 1940, as amended, particularly Section 18(f) thereof and Rule 18f-2 thereunder, the different series and classes, if any, shall be established and designated, and the variations in the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as between the different series or classes shall be fixed and determined and may be classified and reclassified by the board of directors; provided that the board of directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the general assets of, the corporation, except that there may be variations so fixed and determined between different series or classes as to investment objective, purchase price, right of redemption, special rights as to dividends and on liquidation with respect to assets and income belonging to a particular series or class, voting powers and conversion rights. All references to shares in these articles of incorporation shall be deemed to be shares of any or all series and classes of shares of the corporation's capital stock as the context may require.

      (a) The number of authorized shares allocated to each series or class and the number of shares of each series or of each class that may be issued shall be in such number as may be determined by the board of directors. The directors may classify or reclassify any unissued shares or any shares previously issued and reacquired of any series or class into one or more series or one or more classes that may be established and designated by the board of directors from time to time. The directors may hold as treasury shares (of the same or some other series or class), reissue for such consideration and on such terms as they may determine, or cancel any shares of any series or any class reacquired by the corporation at their discretion from time to time.

      (b) All consideration received by the corporation for the issue or sale of shares of a particular series or class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series or class for all purposes, subject only to the rights of creditors of that series or class, and shall be so recorded upon the books of account of the corporation. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series or class, the directors shall allocate them among any one or more of the series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by
            the   corporation   shall  be  conclusive  and  binding  upon  the
            stockholders of all series or classes for all purposes. The directors shall have full discretion, to the extent not inconsistent with the Investment Company Act of 1940, as amended, and the Maryland General Corporation Law to determine which items shall be treated as income and which items shall be treated as capital; and each such determination and allocation shall be conclusive and binding upon the stockholders.

      (c) The assets belonging to each particular class or series shall be charged with the liabilities of the corporation in respect to that class or series and all expenses, costs, charges and reserves attributable to that class or series, and any general liabilities, expenses, costs, charges or reserves of the corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged by the directors to and among any one or more of the classes or series established and designated from time to time in such manner and on such basis as the directors in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the directors shall be conclusive and binding upon the stockholders of all series and classes for all purposes.

      (d) Dividends and distributions on shares of a particular series or class may be paid with such frequency as the directors may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the board of directors may determine, to the holders of shares of that series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that series or class, as the directors may determine, after providing for actual and accrued liabilities belonging to that series or class. All dividends and distributions on shares of a particular series or class shall be distributed pro rata to the holders of that series or class in proportion to the number of shares of that series or class held by such holders at the date and time of record established for the payment of such dividends or distributions except that in connection with any dividend or distribution program or procedure,
            the  board  of  directors  may  determine   that  no  dividend  or
            distribution   shall  be   payable  on  shares  as  to  which  the
            stockholder's purchase order and/or payment have not been received by the time or times established by the board of directors under such program or procedure.

            The corporation intends to have each series that may be established to represent interests of a separate investment portfolio qualify as a "regulated investment company" under the Internal Revenue Code of 1986, or any successor comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the corporation, the board of directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the board of directors, to enable the respective series to qualify as regulated investment companies and to avoid liability of such series for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the board of directors to make distributions greater than or less than the amount necessary to qualify the series as regulated investment companies and to avoid liability of such series for such tax.

      (e) Dividends and distributions may be made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the board of directors or pursuant to any program that the board of directors may have in effect at the time for the election by each stockholder of the mode of the making of such dividend or distribution to that stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in section (4) below.

      (f) In the event of the liquidation or dissolution of the corporation or of a particular class or series, the stockholders of each class or series that has been established and designated and is being liquidated shall be entitled to receive, as a class or series, when and as declared by the board of directors, the excess of the assets belonging to that class or series over the liabilities belonging to that class or series. The holders of shares of any particular class or series shall not be entitled thereby to any distribution upon
            liquidation   of  any  other  class  or  series.   The  assets  so
            distributable to the stockholders of any particular class or series shall be distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the corporation. The liquidation of any particular class or series in which there are shares then outstanding may be authorized by vote of a majority of the board of directors then in office, subject to the approval of a majority of the outstanding securities of that class or series, as defined in the Investment Company Act of 1940, as amended, and without the vote of the holders of any other class or series. The liquidation or dissolution of a particular class or series may be accomplished, in whole or in part, by the transfer of assets of such class or series to another class or series or by the exchange of shares of such class or series for the shares of another class or series.

      (g) On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the corporation, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("single class voting"); provided, however that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of single class voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more but not all classes or series, then, subject to (iii) below, the shares of all other classes or series shall vote as a single class or series; and (iii) as to any matter which does not affect the interest of a particular class or series, only the holders of shares of the one or more affected classes shall be entitled to vote. Holders of shares of the stock of the corporation shall not be entitled to exercise cumulative voting in the election of directors or on any other matter.

      (h) The establishment and designation of any series or class of shares, in addition to the initial class of shares which has been established in section (1) above, shall be effective upon the adoption by a majority of the then directors of a resolution setting forth such establishment and designation and the relative rights and preferences of such series or class, or as otherwise provided in such instrument and the filing with the proper authority of the State of Maryland of Articles Supplementary setting forth such establishment and designation and relative rights and preferences.

      Section 4. The corporation shall, upon due presentation of a share or shares of stock for redemption, redeem such share or shares of stock at a redemption price prescribed by the board of directors in accordance with applicable laws and regulations; provided that in no event shall such price be less than the applicable net asset value per share of such class or series as determined in accordance with the provisions of this section (4), less such redemption or other charge as is determined by the board of directors. Subject to applicable law, the corporation may redeem shares, not offered by a stockholder for redemption, held by any stockholder whose shares of a class or series had a value less than such minimum amount as may be fixed by the board of directors from time to time or prescribed by applicable law, other than as a result of a decline in value of such shares because of market action; provided that before the corporation redeems such shares it must notify the shareholder by first-class mail that the value of his shares is less than the required minimum value and allow him 60 days to make an additional investment in an amount which will increase the value of his account to the required minimum value. Unless otherwise required by applicable law, the price to be paid for shares redeemed pursuant to the preceding sentence shall be the aggregate net asset value of the shares at the close of business on the date of redemption, and the shareholder shall have no right to object to the redemption of his shares. The corporation shall pay redemption prices in cash, except that the corporation may at its sole option pay redemption prices in kind in such manner as is consistent with and not in contravention of Section 18(f) of the

Investment Company Act of 1940, as amended, and any Rules or Regulations thereunder. Redemption prices shall be paid exclusively out of the assets of the class or series whose shares are being redeemed.

      Notwithstanding the foregoing, the corporation may postpone payment of redemption proceeds and may suspend the right of the holders of shares of any class or series to require the corporation to redeem shares of that class or series during any period or at any time when and to the extent permissible under the Investment Company Act of 1940, as amended, or any rule or order thereunder.

     The net asset value of a share of any class or series of common stock of the corporation shall be determined in accordance with applicable laws and regulations or under the supervision of such persons and at such time or times as shall from time to time be prescribed by the board of directors.

     Section 5. The corporation may issue, sell, redeem, repurchase and otherwise deal in and with shares of its stock in fractional denominations and such fractional denominations shall, for all purposes, be shares having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the corporation; provided that the issue of shares in fractional denominations shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the bylaws.

     Section 6. The corporation shall not be obligated to issue certificates representing shares of any class or series unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the bylaws or by the board of directors.

                                   ARTICLE IV

                                PREEMPTIVE RIGHTS

     No stockholder of the corporation of any class or series, whether now or hereafter authorized, shall have any preemptive or preferential or other right of purchase of or subscription to any share of any class or series of stock, or shares convertible into, exchangeable for or evidencing the right to purchase stock of any class or series whatsoever, whether or not the stock in question be of the same class or series as may be held by such stockholder, and whether now or hereafter authorized and whether issued for cash, property, services or otherwise, other than such, if any, as the board of directors in its discretion may from time to time fix.

                                    ARTICLE V

                      PRINCIPAL OFFICE AND REGISTERED AGENT

     The post office address of the principal office of the corporation in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The resident agent of the corporation is The Corporation Trust Incorporated, whose post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

                                   ARTICLE VI

                                    DIRECTORS

     Section 1. The initial board of directors shall consist of three members who need not be residents of the State of Maryland or stockholders of the corporation.

     Section 2. The names of the persons who shall act as directors until the first meeting of stockholders or until their successors shall have been elected and qualified are as follows:

Charles W. Brady        1315 Peachtree Street, N.E., Atlanta, Georgia
John M. Butler          7800 E. Union Avenue, Denver, Colorado
Dan J. Hesser           7800 E. Union Avenue, Denver, Colorado

     Section 3. The number of directors may be increased or decreased in accordance with the bylaws, provided that the number shall not be reduced to less than three.

     Section 4. A majority of the directors shall constitute a quorum for the transaction of business, unless the bylaws shall provide that a different number shall constitute a quorum; provided, however, that in no case shall a quorum be less than one-third (1/3) of the total number of directors or less than two (2) directors.

     Section 5. Except for the initial board of directors designated in Section 2 of this Article VI, no person shall serve as a director unless elected by the stockholders at an annual meeting or a special meeting called for such purpose; provided, however, that vacancies occurring between such meetings may be filled by the directors in accordance with the bylaws, and subject to such limitations as may be set forth by applicable laws and regulations.

     Section 6. The board of directors of the corporation is hereby empowered to authorize the issuance from time to time of shares of stock, whether of a class or series now or hereafter authorized, for such consideration as it deems advisable, subject to such limitations as may be set forth herein, in the bylaws, in the Maryland General Corporation Law, and in the Investment Company Act of 1940, as amended.

     Section 7. The board of directors of the corporation may make, alter or repeal from time to time any of the bylaws of the corporation except any particular bylaw which is specified as not subject to alternation or repeal by the board of directors.

                                   ARTICLE VII

                          LIABILITY AND INDEMNIFICATION

     Section 1. Directors and officers of the corporation, including persons who formerly have served in such capacities, shall have limitations on, and/or immunity from, liability of such directors and officers to the fullest extent permitted by the Maryland General Corporation Law, subject only to such restrictions as may be required by the Investment Company Act of 1940, as amended, and the rules thereunder. Such limitations and/or immunity will apply to acts or omissions occurring at the time an individual serves as a director or officer of the corporation, whether such person is a director or officer of the corporation at the time of any proceeding in which liability is asserted against the director or officer. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

     Section 2. The corporation shall indemnify and advance expenses to its directors and officers, including persons who formerly have served in such capacities, to the fullest extent permitted to directors by the Maryland General Corporation Law and the bylaws of the corporation, as such Law and bylaws now or in the future may be in effect, subject only to such limitations as may be required by the Investment Company Act of 1940, as amended, and the rules thereunder.

                                  ARTICLE VIII

                      SPECIAL VOTING AND MEETING PROVISIONS

     Section 1. Notwithstanding any provision of Maryland law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast to take or authorize any action, the corporation may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

     Section 2. The presence in person or by proxy of the holders of one-third of the shares of stock of the corporation entitled to vote without regard to class shall constitute a quorum at any meeting of stockholders, except with respect to any matter which by law requires the separate approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class entitled to vote on the matter shall constitute a quorum for that class.

     Section 3. So long as the corporation is registered pursuant to the Investment Company Act of 1940, as amended, the corporation will not be required to hold annual shareholder meetings in years in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended.

                                   ARTICLE IX

                                   AMENDMENT

     The corporation reserves the right from time to time to make any amendment of its articles of incorporation now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in such articles, of any outstanding stock by classification, reclassification or otherwise, but no such amendment which changes the terms or rights of any of its outstanding shares shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

      IN WITNESS WHEREOF, I have signed these articles of incorporation on this 17th day of August, 1993.

                                          /s/ Dan J. Hesser
                                          -------------------------
                                          Dan J. Hesser



STATE OF COLORADO         )
                          ) ss.
CITY AND COUNTY OF DENVER )

     I hereby certify that on the 17th day of August, 1993, before me, the subscriber, a Notary Public of the State of Colorado, in and for the City and County of Denver, personally appeared Dan J. Hesser who acknowledged the foregoing articles of incorporation to be his act.

      WITNESS my hand and notarial seal, the day and year first above written.

                                                /s/ Terri L. Smedra
                                                ------------------------------
                                                Notary Public

      My commission expires: March 2, 1996